SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                       SECURITIES AND EXCHANGE ACT OF 1934


                        DATE OF REPORT: December 2, 1996
                        (DATE OF EARLIEST EVENT REPORTED)



                         CONSOLIDATED FREIGHTWAYS, INC.
               (Exact name of Registrant as specified in charter)


          Delaware                     1-5046                  94-1444798___
(State or other jurisdiction  (Commission file number)      (I.R.S. Employer
of incorporation or origination)
Identification Number)



                              3240 Hillview Avenue
                          Palo Alto, California  94304
                     (Address of principal executive office)

                                 (415) 494-2900
               Registrant's telephone number, including area code

ITEM 5.      OTHER INFORMATION

On December 2, 1996, the Registrant completed the previously announced spin-off to its shareholders of a new publicly traded company, Consolidated Freightways Corporation (CFC), comprising its long-haul motor carrier and related businesses. All of the Registrant's shareholders received one share of CFC stock for every two shares of the Registrant's stock owned on November 15, 1996.

Following the spin-off, the Registrant is doing business as CNF Transportation, and intends to seek stockholder approval to change its name to CNF Transportation Inc.

CFC is comprised of Consolidated Freightways Corporation of Delaware, a domestic less-than-truckload motor carrier, and its Canadian operations, Canadian Freightways, Ltd., Epic Express, Milne and Craighead and Canadian Sufferance Warehouses and other related businesses.

The Registrant is comprised of Emery Worldwide, the international air and ocean freight carrier; Con-Way Transportation Services, including its three regional LTL carriers and Con-Way Truckload Services; Menlo Logistics, a third-party logistics management firm; Road Systems, a trailer manufacturer; and VantageParts, a retail distributor of truck parts and supplies.

On December 2, 1996, in connection with the spin-off, William D. Walsh and G. Robert Evans retired from the Registrant's Board to become board members of Consolidated Freightways Corporation. Effective December 9, 1996 those vacancies were filled by the appointments of W. Keith Kennedy, Jr. as a new Class I director and William J Schroeder as a new Class II director of the Registrant's Board.

ITEM 7      FINANCIAL STATEMENTS AND EXHIBITS


  (C)  EXHIBITS

       3.1 Consolidated Freightways, Inc. By-laws, as amended, December 9, 1996; including attachment of extract of By-laws, of sections changed.



                                    SIGNATURE


     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              Consolidated Freightways, Inc.

Dated:  December 16, 1996     by: /s/Eberhard G. H. Schmoller_________
                              Name: Eberhard G. H. Schmoller
                              Title: Senior Vice President, General
                                Counsel and Secretary